UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 22, 2009 (July 22, 2009)
GREIF, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-00566	31-4388903

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

425 Winter Road, Delaware, Ohio	43015

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (740) 549-6000
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
On July 22, 2009, Greif, Inc. (the “Company”) announced that it intends to offer up to $250 million aggregate principal amount of senior notes due 2019. The Company intends to use net proceeds from the offering for general corporate purposes including the repayment of amounts outstanding under its revolving multicurrency credit facility. A copy of the press release relating to such announcement, dated July 22, 2009, is attached hereto as Exhibit 99.1.
The senior notes will be offered only to qualified institutional buyers under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) and to persons outside of the United States under Regulation S under the Securities Act. The senior notes will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
On July 14, 2009, in anticipation of the senior note offering referred to above, the Company began soliciting consents to an amendment and waiver to the credit agreement (the “Credit Agreement Waiver”) governing the Company’s senior secured credit facilities. Under the credit agreement, the Company is required to use the proceeds of the senior note offering first to make a mandatory prepayment to its senior secured term loan facility, then, to make a mandatory prepayment to certain letter of credit borrowings and, finally, to cash collateralize letter of credit obligations. The Credit Agreement Waiver will waive these requirements and allow the Company to instead, on a one-time basis, use the proceeds of the senior note offering to repay borrowings under the revolving multicurrency credit facility with any remaining proceeds to be used for general corporate purposes. As of July 21, 2009, the requisite percentage of the lenders under the Company’s senior secured credit facilities had consented to the Credit Agreement Waiver and the Credit Agreement Waiver will become effective substantially concurrently with the consummation of the senior note offering referred to above.
The Company hereby provides the following disclosures:
The sharp global economic downturn that began in the fall of 2008 impacted our results in the first half of 2009 and will continue to impact our business. However, as stated in our earnings release on June 3, 2009, which reported on second quarter results for 2009, there have been signs of improvement in our markets. While we expect to experience a year-over-year decrease in net sales and operating profit in the third quarter of 2009 compared to the third quarter of 2008, we anticipate sequential growth in net sales and operating profit before restructuring charges, restructuring-related inventory charges, debt extinguishment charges and timberland disposals, net, when comparing our third quarter of 2009 to our second quarter of 2009 given the seasonal increase in demand in our business historically associated with our third quarter.
Our third quarter of 2009 has not yet concluded, and thus our actual results for the third quarter of 2009 may differ materially from historical trends.

The foregoing statements are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These are based on information currently available to management. Although the Company believes that the expectations reflected in forward-looking statements have a reasonable basis, the Company can give no assurance that these expectations will prove to be correct. Forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from those expressed in or implied by the statements. Such risks and uncertainties that might cause a difference include, but are not limited to: general economic and business conditions, including the continuation of the current economic downturn; the availability of the credit markets to our customers and suppliers, as well as the Company; changing trends and demands in the industries in which the Company competes, including industry over-capacity; industry competition; the continuing consolidation of the Company’s customer base for its industrial packaging, containerboard and corrugated products; political instability in those foreign countries where the Company manufactures and sells its products; foreign currency fluctuations and devaluations; availability and costs of raw materials for the manufacture of the Company’s products, particularly steel, resin and old corrugated containers; price fluctuations in energy costs; costs associated with litigation or claims against the Company pertaining to environmental, safety and health, product liability and other matters; work stoppages and other labor relations matters; property loss resulting from wars, acts of terrorism or natural disasters; the Company’s ability to integrate its newly acquired operations effectively with its existing business; the Company’s ability to achieve improved operating efficiencies and capabilities; the Company’s ability to effectively embed and realize improvements from the Greif Business System; the frequency and volume of sales of the Company’s timber, timberland and special use timberland; and the deviation of actual results from the estimates and/or assumptions used by the Company in the application of its significant accounting policies. These and other risks and uncertainties that could materially affect the Company’s consolidated financial results are further discussed in its filings with the Securities and Exchange Commission, including its Form 10-K for the year ended October 31, 2008 and Form 10-Q for the quarter ended April 30, 2009.
The Company hereby provides the following disclosure:
As previously reported, the Company has senior secured credit facilities which include a $500.0 million revolving multicurrency credit facility. As of June 30, 2009, $223.8 million of borrowings were outstanding under the Company’s revolving multicurrency credit facility. As previously disclosed, the Company has a $135.0 million trade accounts receivable facility. As of June 30, 2009, $89.8 million of borrowings were outstanding under the Company’s trade accounts receivable facility.
The press release attached hereto as Exhibit 99.1 shall not constitute an offer to sell or the solicitation of an offer to buy the senior notes, nor shall there be any sale of the senior notes in any jurisdiction in which such offer, solicitation or sale would be unlawful.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description

99.1	Press release issued by Greif, Inc. on July 22, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREIF, INC.
Date: July 22, 2009	By	/s/ Donald S. Huml
Donald S. Huml, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Greif, Inc. on July 22, 2009.